Exhibit 99.1

Scientific Games Elevates Key Executives

SG Lottery Group Chief Executive and Industry Leader Jim Kennedy Elevated to Chairman, Lottery

25 Year Lottery Industry Veteran Patrick McHugh to become SG’s New EVP and Group Chief Executive, Lottery

Jordan Levin, who Launched SG Interactive and Led Acquisition and Integration of NYX, to be SG’s New EVP and Group Chief Executive, Digital

LAS VEGAS and ATLANTA, Dec. 17, 2018 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) announced three executive promotions to solidify the Company’s leadership team going into 2019. Jim Kennedy, currently Executive Vice President and Group Chief Executive, Lottery, will become Chairman, Lottery and Patrick (“Pat”) McHugh, who currently serves as Senior Vice President Global Lottery Systems, has been appointed the Lottery’s new Executive Vice President and Group Chief Executive. In addition, Jordan Levin has been named the new Executive Vice President and Group Chief Executive, Digital. Levin has extensive experience in interactive, digital gaming and sports betting, and is currently Senior Vice President for Corporate Development, where he led the acquisition and integration of NYX Gaming Group and previously launched and served as President of SG Interactive.

Barry Cottle, Scientific Games’ President and CEO, said, “These globally-respected leaders and longtime members of our SG family are the best people to continue our growth trajectory, deliver operational excellence and inspire our employees. Pat will leverage his in-depth Lottery experience and proven success at Scientific Games to provide strong operational leadership and innovation. He will work with Jim to continue to execute our global growth strategies. For SG Digital, Jordan’s digital experience will prove immensely valuable, as he formally takes over our rapidly accelerating digital gaming and sports betting businesses.”

McHugh has a wealth of lottery experience, having been in the industry for more than 25 years.  He has been with Scientific Games for the past 14 years and serves on the leadership executive team as Senior Vice President Global Lottery Systems. McHugh has unparalleled expertise in gaming systems technology in markets around the world directing complex technology deployments, operations, new business initiatives and strategic product development.

As Executive Vice President and Group Chief Executive, Lottery, McHugh will be responsible for the global lottery business and will work with Kennedy to service existing relationships and grow the lottery business in the U.S. and around the world. McHugh has led many of Scientific Games’ strategic industry firsts, including expanded distribution channels, cashless payments, sports betting, new network technology, iLottery and other digital platforms.

Jim Kennedy, SG’s new Lottery Chairman said, “I’m incredibly proud of what we have built at Scientific Games which I believe is the number one lottery company in the world. We provide our lottery customers the best games, products and services in the industry. I look forward to continuing to help our customers drive record growth for their states and countries as Chairman of the lottery business. Pat has been an invaluable leader in our lottery team and is respected across our industry. His years of experience, relentless work ethic and commitment to the highest quality products and services for our customers in the U.S. and around the world will ensure that we continue to execute our growth strategy for our existing lottery customers as well grow in new areas, including iLottery and sports betting. I look forward to working with him, the entire team, and our customers to continue to lead our industry into the future.”

Since joining Scientific Games in 2006, Jordan Levin has been a driving force behind the Company’s interactive and digital strategies, new business development and operations. A proven leader with more than 12 years in the industry, Levin has deepened the Company’s portfolio of digital professionals, products and technologies for iGaming, iLottery and sports betting.

As SG’s Executive Vice President and Group Chief Executive, Digital, Levin will be responsible for defining the business group’s overall strategic direction and overseeing all functions of the business. Levin will leverage his executive management and leadership expertise, business acumen, in-depth knowledge of digital gaming and sports betting, and ability to foster a culture of success to help the Company capitalize on new opportunities and markets. With the integration of NYX now fully complete, Levin will officially take the reins from former NYX CEO Matt Davey at the end of the year.

About Scientific Games
 Scientific Games Corporation (NASDAQ: SGMS) is a world leader in entertainment offering dynamic games, systems and services for casino, lottery, social gaming, online gaming and sports betting. Scientific Games offers the gaming industry’s broadest and most integrated portfolio of game content, advanced systems, cutting-edge platforms and professional services. Committed to responsible gaming, Scientific Games delivers what customers and players value most: trusted security, engaging entertainment content, operating efficiencies and innovative technology. For more information, please visit scientificgames.com.

The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

COMPANY CONTACTS
Media Relations
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Investor Relations
Mike Quartieri +1 702-532-7658
Executive Vice President and Chief Financial Officer

All ® notices signify marks registered in the United States. © 2018 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements
Forward-Looking Statements in this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including those factors described in our filings with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2018 (including under the headings “Forward Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.